Exhibit 99.1

FOR IMMEDIATE RELEASE

USA Technologies, Inc. to Delay Form 10-K Filing for Fiscal Year 2018

MALVERN, Pa., September 11, 2018 -- USA Technologies, Inc. (NASDAQ:USAT) (the “Company”), a premier digital payment, consumer engagement and logistics service provider for the self-service retail market, today announced that it will not file its Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the "Annual Report") by the September 13, 2018 due date. The Company will file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC") to provide it with a 15 calendar day extension within which to file the Annual Report.

The Audit Committee of the Company’s Board of Directors, with the assistance of independent legal and forensic accounting advisors, is in the process of conducting an internal investigation of current and prior period matters relating to certain of the Company’s contractual arrangements, including the accounting treatment, financial reporting and internal controls related to such arrangements. The Audit Committee is working closely with its advisors to complete its investigation in as timely a manner as possible. The Company will not be in a position to file its Form 10-K until the Audit Committee completes its investigation and the Company and its independent auditor assess the results of that investigation.

About USA Technologies

USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile® for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. Through its recent acquisition of Cantaloupe Systems, Inc. ("Cantaloupe"), the company also offers logistics, dynamic route scheduling, automated pre-kitting, responsive merchandising, inventory management, warehouse and accounting management solutions. Cantaloupe is a premier provider of cloud and mobile solutions for vending, micro markets, and office coffee services.

Forward-looking Statements:

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, uncertainty as to the scope, timing  and ultimate findings of the internal  investigation; the costs and expenses relating thereto; the impact of the internal investigation on the Company, its management and operations, including potential  financial impact on the Company; the risk of potential litigation or regulatory action arising from the internal investigation and its findings or from the failure to timely file the Form 10-K; the potential identification of control deficiencies, including potential material weaknesses in internal control over financial reporting and the impact of the same; potential reputational damage that the Company may suffer as a result of the matters under investigation; the possibility that the Company will be unable to file its Form 10-K within the extension period of 15 calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934; and the risk that the filing of the Form 10-K will take longer than currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contact

Media:
Tim Lynch / Meaghan Repko
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investors:
Blueshirt Group
Monica Gould, +1 212-871-3927
monica@blueshirtgroup.com